UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2004

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18872 MacArthur Boulevard Irvine, California	92612-1400
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (949) 225-4500

Item 2. Acquisition

On April 7, 2004, Autobytel Inc., a Delaware corporation (“Autobytel”), Autobytel Lonestar Corp., a Delaware corporation and wholly-owned subsidiary of Autobytel (“ Lonestar Merger Sub”), iDriveoline, Inc., a Texas corporation (“iDrive”) and the shareholders of iDrive entered into an Acquisition Agreement (the “ Lonestar Acquisition Agreement”).

On April 9, 2004, pursuant to the terms of the Lonestar Acquisition Agreement, iDrive merged (the “ Lonestar Merger”) with and into Lonestar Merger Sub, the separate corporate existence of iDrive ceased and Lonestar Merger Sub continued as the surviving corporation and a subsidiary of Autobytel under the name Real Performance Marketing, Inc.

As a result of the Lonestar Merger, holders of iDrive common stock are entitled to receive 474,501 shares of Autobytel common stock and approximately $3.6 million in cash, subject to adjustment. In addition, approximately $1.4 million in debt of iDrive was assumed and paid on April 9, 2004. Based on the closing price of Autobytel common stock on the Nasdaq National Market on April 8, 2004, the value of the shares of common stock issued by Autobytel in the Lonestar Merger was approximately $6.8 million. The Lonestar Merger consideration was negotiated between the parties.

On April 15, 2004, Autobytel acquired Stoneage Corporation (“Stoneage”), pursuant to the terms of an Acquisition Agreement, dated as of April 15, 2004, among Autobytel, Autobytel Bedrock Corp., a Delaware corporation and wholly-owned subsidiary of Autobytel (“Bedrock Merger Sub”), Stoneage and former and current shareholders of Stoneage (the “Bedrock Acquisition Agreement”). Pursuant to the terms of the Bedrock Acquisition Agreement, Stoneage merged (the “Stoneage Merger”) with and into Bedrock Merger Sub, the separate corporate existence of Stoneage ceased and Bedrock Merger Sub continued as the surviving corporation and a subsidiary of Autobytel under the name Car.com, Inc.

As a result of the Stoneage Merger, former holders of Stoneage securities are to receive 2,257,733 shares of Autobytel common stock and approximately $15.3 million in cash, subject to adjustment. Based on the closing price of Autobytel common stock on the Nasdaq National Market on April 15, 2004, the value of the shares of common stock issued by Autobytel in the Stoneage Merger was approximately $33.1 million. The Stoneage Merger consideration was negotiated between the parties.

Each of the Lonestar Merger and the Stoneage Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Copies of the press releases issued by Autobytel announcing the signing of the Lonestar Acquisition Agreement, the consummation of the Lonestar Merger and the consummation of the Stoneage Merger are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

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Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated April 7, 2004.

99.2	Press Release, dated April 9, 2004.

99.3	Press Release, dated April 15, 2004.

Certain of the press releases filed as exhibits to this report include “safe harbor” language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about Autobytel’s business contained in the press releases are “forward-looking” rather than “historic.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Autobytel Inc.

Date: April 20, 2004	By:	/s/ Ariel Amir
Ariel Amir Executive Vice President and General Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated April 7, 2004

99.2	Press Release, dated April 9, 2004.

99.3	Press Release, dated April 15, 2004.

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